As filed with the Securities and Exchange Commission on April 21, 1999

                                                       Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              AMERICA ONLINE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     54-1322110
(State or other jurisdiction of
incorporation or organization)             (I.R.S. Employer Identification No.)

                                 22000 AOL Way,
                   Dulles, Virginia 20166-9323 (703) 265-1000

                  (Address, including zip code, and telephone, including area code, of registrant's principal executive offices)

                                 Stephen M. Case
                             Chief Executive Officer
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            Sheila A. Clark, Esquire
                            Senior Vice President and
                             Acting General Counsel
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000


Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ?

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ?

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ?


                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be       Amount               Proposed                     Proposed                  Amount of
       Registered(1)             to be            Maximum Offering        Maximum Aggregate Offering     Registration Fee
                               Registered        Price Per Share(2)                Price(2)
Common Stock,
$.01 par value                 31,024,709            $127.15625                $3,944,985,653.78           $1,096,706.01


(1) Common Stock being registered hereby includes associated Preferred Share Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of America Online's common stock on the New York Stock Exchange on April 19, 1999.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

(Subject to completion, dated April 21, 1999)

                        31,024,709 Shares of Common Stock
                              AMERICA ONLINE, INC.

         This prospectus relates to the public offering, which is not being underwritten, of 31,024,709 shares of our common stock which is held by the selling stockholders listed on pages 8 and 9. The selling stockholders may offer their shares of common stock through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares.

         Our Common Stock is listed on the New York Stock Exchange under the symbol "AOL." On April 20, 1999, the last reported sale price for the common stock was $128.69 per share.

         You should carefully consider the risk factors beginning on page 2 of this prospectus before purchasing any of the common stock offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is      , 1999.

                                   The Company

         Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world leader in interactive services, Web brands, Internet technologies, and e-commerce services.

         America Online has two major lines of Internet businesses organized into four product groups:

         -  the  interactive   online  services   business,   comprised  of  the
            Interactive Services Group, the Interactive Properties Group and the AOL International Group, and

         -  the  enterprise  solutions  business,   comprised  of  the  Netscape
            Enterprise Group.

         The product groups are described below.

         The   Interactive   Services  Group   develops  and  operates   branded
interactive services,  including:

         - the AOL service, a worldwide Internet online service with more than 17 million members

         - theCompuServe service, a worldwide Internet online service with approximately 2 million members

         - the Netscape Netcenter, an Internet portal with more than 15 million registered users
         -  the AOL.COM portal
         -  the Netscape Navigator and Communicator browsers

         The Interactive Properties Group is built around branded properties that operate across multiple services and platforms, such as:

         - Digital City, Inc., the No. 1 branded local content network and community guide on the AOL service and the Internet

         -  ICQ,  a  portal  that  provides  instant   communications  and  chat
            technology

         The AOL International Group oversees the AOL and CompuServe operations outside the United States.

         The Netscape Enterprise Group focuses on providing businesses a range of software products, technical support, consulting and training services. These products and services historically have enabled businesses and users to share information, manage networks and facilitate electronic commerce.

         In November 1998, America Online entered into a strategic alliance with Sun Microsystems, Inc., a leader in network computing products and services, to accelerate the growth of enterprise-class e-commerce, and to use Sun's Java technology to develop selected next-generation Internet devices that will help Internet users access America Online's brands through a variety of hardware devices. The strategic alliance provides that, over a three year period, we will develop and market, together with Sun, client software and network application and server software for electronic commerce, extended communities and connectivity, including software based in part on the Netscape code base, on Sun code and technology and on certain America Online services features, to business enterprises.

         America Online was incorporated in Delaware on May 24, 1985. The principal executive offices are located at 22000 AOL Way, Dulles, Virginia 20166-9323. Our telephone number at that address is (703) 265-1000.

                                  Risk Factors

         Before purchasing the shares offered by this prospectus, you should carefully consider the risks described below, in addition to the other information presented in this prospectus or incorporated by reference into this prospectus. If any of the following risks actually occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

We Face Competition for Subscription Revenues and the Development and Sale of Electronic Commerce Infrastructure and Applications

         We  face  competition  from a wide  range  of  other  companies  in the communications, advertising, entertainment, information, media, Web-based services, software, technology, direct mail and electronic commerce fields for subscription, advertising, and commerce revenue, for the development and sale of electronic commerce infrastructure and applications and in the development of distribution technologies and equipment.

        Competitors for subscription revenues include:

             - online services such as the Microsoft Network,  AT&T Worldnet and
               Prodigy Classic

             - national and local Internet service providers, such as MindSpring and EarthLink

             - long distance and regional telephone companies offering access as part of their telephone service, such as AT&T Corp., MCI WorldCom, Inc., Sprint Corporation and regional Bell operating companies

             - cable television companies

             - cable  Internet  access  services  offered by  companies  such as
               AtHome Corporation and Road Runner Group

        Competitors for advertising and commerce revenues include:

             - online services such as the Microsoft Network,  AT&T Worldnet and
               Prodigy Classic

             - Web-based  navigation and search service companies such as Yahoo!
               Inc., Infoseek Corporation, Lycos, Inc. and Excite, Inc.

             - global media companies including newspapers, radio and television stations and content providers, such as the National Broadcasting Corporation, CBS Corporation, The Walt Disney Company, Time Warner Inc., The Washington Post Company and Conde Nast Publications, Inc.

             - cable  Internet  access  services  offered by  companies  such as
               AtHome Corporation and Road Runner Group

        Competitors  in  the  development  and  sale  of  electronic   commerce
infrastructure and applications include:

             - providers of electronic  commerce  infrastructure  such as server software, including International Business Machines Corporation, Microsoft Corporation, Oracle Corporation, Novell, Inc., Software.com, Inc., BEA Systems, Inc. and the provider of the Apache Web Server

             - providers   of   electronic   commerce   applications   including
               International Business Machines Corporation, Oracle Corporation, General Electric Information Systems, Microsoft Corporation, PeopleSoft, Inc., SAP A.G., Open Market, Inc., Ariba Technologies, CommerceOne, Sterling Commerce, Inc. and BroadVision, Inc.

        Competition  in  the  development  of  distribution   technologies  and
equipment includes:

             - broadband distribution technologies used in cable Internet access services offered by companies such as AtHome Corporation and Road Runner Group

             - advanced  telephone-based access services offered through digital subscriber line technologies offered by local telecommunications companies

             - other advanced digital  services offered by broadcast,  satellite and wireless companies

             - television-based  interactive  computer  services,  such as those offered by Microsoft's WebTV

             - personal  digital  assistants,  enhanced  mobile phones and other equipment offering functional equivalents to our features

         Some of our present competitors and potential future competitors may have greater financial, technical, marketing or personnel resources than us. The competitive environment could have a variety of adverse effects on us. For example, it could:

            - require price reductions in the subscription fees for online services and require increased spending on marketing, network capacity, content procurement and product development

            - negatively impact our ability to generate greater revenues and profits from sources other than online service subscription revenues, such as advertising and electronic commerce

            - limit our opportunities to enter into or renew agreements with content providers and distribution partners

            -  limit our ability to develop new products and services

            - limit our ability to continue to grow or sustain our subscriber base

            -  require price reductions in our enterprise software products

            - result in a loss of our market share in the enterprise software industry

            -  require an increase in our sales and marketing expenditures,  and
               a  reduction  in  our  advertising  revenues,   relating  to  our
               Netcenter Internet portal

         Any of the foregoing events could have an adverse impact on revenues or result in an increase in costs as a percentage of revenues, either of which could have a material adverse effect on our business, financial condition and operating results.

We Need to Manage Integration of Our Mergers and Acquisitions

         In March 1999 we completed the merger with Netscape Communications Corporation, a leading provider of software and services for Internet users, including Netscape Netcenter, and the Netscape Navigator and Netscape Communicator browsers. The Netscape merger involves risks, including successful integration and management of the acquired technology, operations and personnel of Netscape. The integration of America Online and Netscape will be a complex, time consuming process and may result in a disruption of the combined company if not completed in a timely and efficient manner. The combined company must operate as a combined organization utilizing common information and communications systems, operating procedures, financial controls, human resources practices and other shared infrastructure. There may be substantial difficulties, costs and delay involved in integrating America Online and Netscape, including potential incompatibility of business cultures, perceived adverse changes in client service standards or business focus, potential sales channel conflicts, the loss of key employees and diversion of attention of management from other ongoing business concerns. There can be no assurance we will be able to successfully manage and operate Netscape. Any of these factors could have a material adverse effect on our business, financial condition and operating results.

         Additionally, we have acquired and merged with several smaller companies over the last several years. The integration of these acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of the attention of existing management from other ongoing business concerns.

Potential Year 2000 Problems May Have an Adverse Effect on Our Operations and Ability to Offer Products and Services Without Interruption

         America Online utilizes a significant number of computer software programs and operating systems across its entire organization, including applications used in operating its online services and Web sites, the proprietary software of the AOL and CompuServe services, Netscape software products, member and customer services, network access, content providers, joint ventures and various administrative and billing functions. To the extent that these applications contain source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification, or even possibly replacement may be necessary.

         In 1997, America Online appointed a Year 2000 Task Force to perform an audit to assess the scope of America Online's risks and bring its applications into compliance. This Task Force is undertaking its assessment of America Online's company-wide compliance and is overseeing testing. America Online's system hardware components, client and host software, current versions of Netscape software products and corporate business and information systems are currently undergoing review and testing. To date, America Online has experienced very few problems related to Year 2000 testing, and the problems that have been identified are in the process of being fixed.

         America Online intends to make Year 2000 compliant certain versions of the client software for the AOL service and the CompuServe service that are available on the Windows and Macintosh operating systems, as well as versions of Netscape software products that are currently shipped. These versions of the software incorporate proprietary software and third-party component software that may not be Year 2000 compliant, and testing continues. A patch or upgrade may be required for members or customers using some of these versions to achieve Year 2000 compliance. Over the coming months, America Online will be working to obtain and make available any required patches or upgrades at no cost to members of the online services and to communicate their availability. America Online also will make available, at no additional cost to customers, any required patches to the versions of Netscape software products currently being shipped to customers and communicate their availability. In addition, America Online will be encouraging members and customers to upgrade to versions of the software that are expected to be Year 2000 compliant, if they have not already done so.

         In addition, America Online is continuing to gather information from its vendors, joint venture partners and content partners about their progress in identifying and addressing problems that their computer systems may face in correctly processing date information related to the Year 2000. America Online intends to continue its efforts to seek reassurances regarding the Year 2000 compliance of vendors, joint venture partners and content partners. In the event any third parties cannot timely provide America Online with content, products, services or systems that meet the Year 2000 requirements, the content on America Online's services, access to America Online's services, the ability to offer products and services and the ability to process sales could be materially adversely affected.

         The costs incurred through March 1999 to address Year 2000 compliance were approximately $7 million. America Online currently estimates it will incur a total of approximately $20 million in costs to support its compliance initiatives. America Online cannot predict the outcome of its Year 2000 program, whether third party systems are or will be Year 2000 compliant, the costs required to address the Year 2000 issue, or whether a failure to achieve substantial Year 2000 compliance will have a material adverse effect on America Online's business, financial condition or results of operations. Failure to achieve Year 2000 compliance could result in interruptions in the work of its employees, the inability of members and customers to access America Online's online services and Web sites or errors and defects in the Netscape products. This, in turn, may result in the loss of subscription services revenue, advertising and commerce revenue or enterprise solution revenue, the inability to deliver minimum guaranteed levels of traffic, diversion of development resources, or increased service and warranty costs. Occurrence of any of these may also result in additional remedial costs and damage to reputation.

         America Online is in the process of developing a contingency plan to address possible risks to its systems. It is America Online's intention to implement its contingency plan no later than July 1999.

The Price of Our Common Stock is Volatile

         The trading price of our common stock has been and may continue to be subject to wide fluctuations over short and long periods of time. During the last year, the closing sale prices of our common stock on the New York Stock Exchange ranged from $17.25 to $175.25. Our stock price may fluctuate in response to a number of events and factors, such as:

            - quarterly variations in financial results and membership growth and usage

            -  the   announcement   of   technological   innovations,   mergers,
               acquisitions, strategic partnerships or new product offerings by America Online or its competitors

            -  the entrance of new competitors into the online services market

            -  changes in financial  estimates and recommendations by securities
               analysts   and  news   reports   relating   to   trends   in  the
               Internet-related markets

            - the operating and stock price performance of other companies that investors may deem comparable

         In addition, the market prices for Internet-related companies have experienced volatility that often has not been directly related to the operating performance of such companies. Market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

                       Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c ), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offerings described in this prospectus:

     (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (SEC file number 001-12143 and filing date of September 28, 1998);

     (b) Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 1998 (SEC file number 001-12143 and filing date of November 6, 1998);

     (c) Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 1998 (SEC file number 001-12143 and filing date of February 10, 1999);

     (d) Proxy Statement on Schedule 14A for the 1998 Annual Meeting (SEC file number 001-12143 and filing date of September 28, 1998);

     (e) Current Report on Form 8-K dated August 4, 1998 (SEC file number 001-12143 and filing date of August 5, 1998);

     (f) Current Report on Form 8-K dated September 28, 1998 (SEC file number 001-12143 and filing date of September 29, 1998);

     (g) Current Report on Form 8-K dated November 23, 1998 (SEC file number 001-12143 and filing date of November 24, 1998);

     (h) Current Report on Form 8-K dated February 1, 1999 (SEC file number 001-12143 and filing date of February 11, 1999);

     (i) Current Report on Form 8-K dated November 9, 1998 (SEC file number 001-12143 and filing date of February 17, 1999);

     (j) Current Report on Form 8-K dated March 17, 1999 (SEC file number 001-12143 and filing date of March 26, 1999);

     (k) Current Report on Form 8-K/A dated March 17, 1999 (SEC file number 001-12143 and filing date of April 21, 1999);

     (l) Current Report on Form 8-K dated April 21, 1999 (SEC file number 001-12143 and filing date of April 21, 1999); and

     (m) The description of our capital stock, including preferred share purchase rights, which is contained in registration statements on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning as follows:

                  America Online, Inc.
                  Attention: Investor Relations
                  22000 AOL Way
                  Dulles, VA 20166
                  (703) 265-2741
                  IR@aol.com

         This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           Forward-Looking Statements

         This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecasted in any forward-looking statements as a result of a variety of factors, including those set forth in "Risk Factors" above and elsewhere in, or incorporated by reference into, this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 Use Of Proceeds

         The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sales of these shares.

                              Selling Stockholders

         The following table sets forth the number of shares owned by each of the selling stockholders. All information contained in the table below is based upon their beneficial ownership as of April 20, 1999. Sprint Communications Company, L.P. has informed us that it plans to sell or otherwise dispose of all of the shares it owns and therefore will not own any of the shares after the consummation of this offering. We are not able to estimate the amount of shares that will be held by the other selling stockholders after the completion of this offering because those selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of their shares. The following table assumes that all of the shares being registered will be sold. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

                                                                        Number of Shares    Percent of Outstanding
Name of Selling Stockholder                Number of Shares               Registered for         Shares After
                                         Beneficially Owned                  Sale Hereby         the Offering

Sprint Communications Company,                   28,800,000                   28,800,000              --
LP
Arrow Investments, Inc. (1)(2)                       20,980                       20,980              --
Ranger Investments, L.P. (1)(3)                      16,800                       16,800              --
Bear, Stearns International                         339,968                      339,968              --
Limited
Softven No. 2 Investment                            211,392                      211,392              --
Enterprise Partnership (1)
Vulcan Ventures Incorporated                        269,188                      269,188              --
(1)(4)
The Washington Post Company (1)                      45,756                       45,756              --
Thomas M. Sammon, Jr. (1)                            21,236                       21,236              --
Bradley W. Scurlock (1)                              40,336                       40,336              --
Robert Scurlock (1)                                  19,782                       19,782              --
Stephen L. Tomlin (1)                                30,804                       30,804              --
Natacha Sacha                                           436                          436              --
Theodore H. Barnett                                 150,588                      150,588              --
James A. Joaquin                                    111,726                      111,726              --
Anne Stendel Thomas                                     305                          305              --

                                                                        Number of Shares    Percent of Outstanding
Name of Selling Stockholder                Number of Shares               Registered for         Shares After
                                         Beneficially Owned                  Sale Hereby         the Offering

Nicole Demeo Overson                                    305                          305              --
21st Century Internet Fund,                         395,115                      395,115              --
L.P.
Benchmark Capital Partners II,                      297,850                      297,850              --
L.P. (5)
Neal Margulis                                         4,097                        4,097              --
Howard Goldman                                        5,966                        5,966              --
Javier E. Rojas                                       4,097                        4,097              --
Joseph M. Beninato                                  111,726                      111,726              --
Anthony A. Espinoza                                 111,726                      111,726              --
Lisa Gansky                                              30                           30              --
Jon R. Love                                           4,097                        4,097              --
Brian Goffman                                           311                          311              --
Cecilia A. Hayes                                        467                          467              --
Steve Victorino                                         155                          155              --
Comdisco, Inc.                                        4,917                        4,917              --
R. Payton Stiewe                                        155                          155              --
VLG Investments 1998                                  4,087                        4,087              --
Stephen A. Murray                                       311                          311              --


(1) The following stockholders own shares of common stock that are currently held in escrow under the terms of an Escrow Agreement dated November 9, 1998 between such stockholders and America Online. Such shares are being registered under the registration statement on Form S-3 filed in connection with this prospectus and are included in the amounts listed in the table above, but such shares may not be sold by the selling stockholders until the shares are released from the escrow, which is expected to be in November 1999: Arrow Investments - 20,980 shares, Ranger Investments - 16,800 shares, Softven No. 2 - 21,140 shares, Vulcan Ventures - 26,920 shares, Washington Post - 4,575 shares, Thomas Sammon - 6,536 shares, Bradley Scurlock - 6,536 shares, Robert Scurlock - 3,600 shares, and Stephen Tomlin - 5,604 shares.

(2) The shares held of record by Arrow Investments are beneficially owned by Barry Diller, the Chairman and sole stockholder of Arrow Investments.

(3) The shares held of record by Ranger Investments are beneficially owned by Arrow Investments, the General Partner of Ranger Investments. Mr. Diller is the Chairman and sole stockholder of Arrow Investments.

(4) The shares held of record by Vulcan Ventures are beneficially  owned by Paul
G. Allen, the Chairman, President and sole stockholder of Vulcan Ventures.

(5) Benchmark Capital Management Co. II, L.C. is the general partner of Benchmark Capital Partners II, L.P., and the managing members of Benchmark Capital Management are: David M. Beirne, Bruce W. Dunlevie, John W. Gurley, Kevin R. Harvey, Robert C. Kagle, and Andrew S. Rachleff. Benchmark Capital Management and Messrs Beirne, Dunlevie, Gurley, Harvey, Kagle and Rachleff all disclaim beneficial ownership of the shares held by Benchmark Capital Partners II, except to the extent of any indirect pecuniary interest therein.

         The shares being sold by Sprint Communications Company L.P. were issued in connection with Sprint's exercise of a warrant for common stock that America Online issued to Sprint in May 1993. America Online issued the warrant in connection with Sprint's provision of network services to us. We have filed a registration statement with the Securities and Exchange Commission to register the shares for sale or other transfer under the Securities Act to comply with our requirements under the warrant. This prospectus is a part of the registration statement. We also have agreed to keep the registration statement effective for the earlier of one year or until this prospectus is no longer required for Sprint to sell or otherwise transfer its shares and to prepare and file any amendments or supplements to the registration statement that may be necessary to keep the registration statement effective.

         Sprint Communications Company L.P. is a Delaware limited partnership all of whose partners are owned directly or indirectly by Sprint Corporation, a Kansas corporation. Sprint LP is the largest component of the Sprint FON Group's long-distance division. The FON Group's long distance division is the nation's third largest long distance phone company and operates a nationwide, all-digital long distance telecommunications network using state-of-the-art fiber-optic and electronic technology. The long distance division provides domestic and international voice, video and data communications services as well as integration management and support services for computer networks. Sprint's local telephone, wireless personal communications services, and other operations are provided by Sprint's other divisions.

         The other selling stockholders received their shares of common stock pursuant to either our merger with PersonaLogic, Inc. in November 1998 or our merger with When Inc. in March 1999.

         The stockholders who received their shares pursuant to the PersonaLogic merger are parties to a Registration Rights Agreement dated as of November 9, 1998, in which we agreed to include their shares in any registration statement we filed within one year of the date of the agreement (other than on Forms S-4 or S-8), and to keep such registration statement effective for a period of 90 days. Several of those selling stockholders currently hold positions with America Online. Stephen L. Tomlin and Thomas M. Sammon, Jr. are each vice presidents of America Online and Bradley W. Scurlock is a managing director of America Online.

         The stockholders who received their shares pursuant to the When merger are parties to a Registration Rights Agreement dated as of March 31, 1999 and a Side Letter on Piggyback Registration Rights dated as of March 31,1999, in which we agreed to include their shares in any registration statement we filed within one year of the date of the Registration Rights Agreement (other than on Forms S-4 or S-8), and to keep such registration statement effective for a period of 90 days. Two of those selling stockholders currently hold positions with America Online. Theodore H. Barnett and Anthony Espinoza are each vice presidents of America Online.

         This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with America Online's common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

                              Plan of Distribution

         We are registering the common stock on behalf of the selling stockholders. As used in this prospectus, the term "selling stockholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a pledgor, a borrower or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

Sprint

         Sprint Communications Company L.P. is offering shares of common stock that it purchased from us pursuant to the warrant issued in May 1993 in connection with Sprint's provision of network services to us. This prospectus covers Sprint's resale of up to 28,800,000 shares of common stock.

         The shares may be sold or otherwise transferred by or for the account of Sprint in transactions on the New York Stock Exchange, or otherwise. These sales or transfers may be made in one or more transactions:

            -  at fixed prices,
            -  at market prices prevailing at the time of sale,
            -  at prices related to prevailing market prices, or
            -  at negotiated prices.

     The shares may be sold or otherwise transferred by means of one or more of the following transactions:

            - in a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

            - through purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

            - in ordinary brokerage transactions in which the broker solicits purchasers or executes unsolicited orders; o in connection with short sales (which may be executed by counterparties to hedging or other derivative transactions) in which the shares may be redelivered to close out short positions;

            - in connection with the loan of shares registered hereunder to a broker-dealer or other borrower or the pledge of shares registered hereunder to a broker-dealer or other pledgee to secure debts or other obligations, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

            - in connection with the writing or settlement of non-traded and exchange-traded call options, in connection with the writing or settlement of hedge transactions, and in connection with other transactions in standardized or over-the-counter options;

            -  in privately negotiated transactions; or

            - in any combination of any of the above methods or types of transactions.

         In effecting sales, broker-dealers engaged by Sprint may arrange for other broker-dealers to participate in resales. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or from the purchasers of the shares or from both. This compensation may exceed customary commissions.

         Sprint and any broker-dealers, agents, or others that participate with Sprint in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions paid or any discounts or concessions allowed to any of those persons and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Sprint may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales or other transfers of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because Sprint may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, Sprint will be subject to the prospectus delivery requirements of the Securities Act.

         Upon being notified by Sprint that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the following information:

            - the name of the selling stockholder and of the participating broker-dealers;

            -  the number of shares involved;

            -  the price at which such shares were sold;

            - the commissions paid or discounts or concessions allowed to the broker-dealers, if any; and

            -  other facts material to the transaction.

         In addition, upon being notified by Sprint that a pledgee or other non-sale transferee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         Sprint will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by Sprint. The foregoing may affect the marketability of such securities.

         We have agreed to bear all expenses of registering the shares (other than fees and expenses, if any, of counsel or other advisors to the selling stockholders) in accordance with the registration rights granted to Sprint in the warrant. Sprint will pay any commissions, discounts, concessions or other fees payable to broker-dealers in connection with any sale or other transfer of the shares.

Other Selling Stockholders

         The other selling stockholders are offering shares of common stock that they received either in connection with our merger with PersonaLogic, Inc. in November 1998 or our merger with When Inc. in March 1999. This prospectus covers their resale of up to 2,224,709 shares of common stock.

         The other selling stockholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

            - on any national securities exchange, such as the NYSE, or quotation service on which the common stock may be listed or quoted at the time of sale,
            -  in the over-the-counter market,
            - in transactions otherwise than on such exchanges or services or in the over-the-counter market or
            -  through the purchase and sale of over-the-counter options.

         In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

         At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of such securities.

         Pursuant  to  the  Registration   Rights  Agreement  with  the  selling
stockholders who received their shares of common stock in the merger with PersonaLogic, all expenses of the registration of the common stock will be paid by us, including, without limitation, Commission filing fees; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. Pursuant to the Registration Rights Agreement with the selling stockholders who received their shares of common stock in the merger with When, such selling stockholders will pay a pro rata share of the Commission filing fees and expenses related to the registration statement that this prospectus is a part of. The selling stockholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by the selling stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                     Experts

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 1998, and supplemented in our Current Reports on Form 8-K filed on February 17, 1999 and April 21, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following sets forth the expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions. We shall bear all such expenses. All amounts set forth below are estimates, other than the SEC registration fee.

      SEC Registration Fee                                $1,096,706.01
      New York Stock Exchange additional listing fee         105,000.00
      Accounting Fees and Expenses                            10,000.00
      Miscellaneous                                           10,000.00
                                                              ---------
      TOTAL                                               $1,221,706.01
                                                          =============

Item 15.  Indemnification of Officers and Directors

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         Article Ninth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

                  To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  The Corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

         Article Five of the Registrant's Restated By-Laws (incorporated by reference herein) provides that:

                  Right to  Indemnification.  Each  person  who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

                  Right to Advancement of Expenses. The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

                  Right of  Indemnitees  to Bring  Suit.  If a claim  under  the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

                  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         The directors and officers of the Registrant are covered by a policy of liability insurance.


Item 16.    Exhibits.

Exhibit     Description
No.

3.1      Restated Certificate of Incorporation of America Online, Inc. (Filed as
         Exhibit 3.1 to America Online's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference.)
3.2 Amendment of Section A of Article 4 of the Restated Certificate of Incorporation of America Online, Inc. (Filed as Exhibit 4.1 to America Online's Registration Statement on Form S-3, Registration No. 333-46633 and incorporated herein by reference.)
3.3 Restated By-Laws of America Online, Inc. (Filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference)
4.1 Article 4, Article 6 and Article 8 of the Restated Certificate of Incorporation of America Online, Inc. (See Exhibits 3.1 and 3.2.)
4.2 Rights Agreement dated as of May 12, 1998, between America Online, Inc. and BankBoston, N.A., as Rights Agent (Filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.)
5.1 Opinion of Sheila A. Clark, Acting General Counsel to America Online, Inc., regarding the legality of securities being offered
23.1     Consent of Ernst & Young LLP
23.2 Consent of Sheila A. Clark, Acting General Counsel to America Online, Inc. (included in her opinion filed as Exhibit 5.1 and incorporated herein by reference)
24.1     Powers of Attorney

Item 17.  Undertakings.

         A.  Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of Exchange Act, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Request for Acceleration of Effective Date Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia on April 21, 1999.

                                      AMERICA ONLINE, INC.



                                      By:  /S/ J. MICHAEL KELLY
                                      J. Michael Kelly
                                      Senior Vice President and Chief
                                      Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                            Title                                             Date


 /S/ STEPHEN M. CASE
Stephen M. Case                       Chairman  of  the  Board  and  Chief   Executive  April 21, 1999
                                      Officer (principal executive officer)


/S/ ROBERT W. PITTMAN
Robert W. Pittman                     President, Chief Operating Officer and Director   April 21, 1999


/S/ J. MICHAEL KELLY
J. Michael Kelly                      Senior  Vice   President  and  Chief   Financial  April 21, 1999
                                      Officer (principal financial officer)


/S/ JAMES F. MACGUIDWIN
James F. MacGuidwin                   Vice President,  Controller and Chief Accounting  April 21, 1999
                                      and   Budget   Officer   (principal   accounting
                                      officer)


/S/ DANIEL F. AKERSON
Daniel F. Akerson                     Director                                          April 21, 1999


/S/ JAMES L. BARKSDALE
James L. Barksdale                    Director                                          April 21, 1999



/S/ FRANK J. CAUFIELD
Frank J. Caufield                     Director                                          April 21, 1999


/S/ ALEXANDER M. HAIG, JR.
Alexander M. Haig, Jr.                Director                                          April 21, 1999


/S/ WILLIAM N. MELTON
William N. Melton                     Director                                          April 21, 1999


/S/ THOMAS MIDDELHOFF
Thomas Middelhoff                     Director                                          April 21, 1999


/S/ COLIN L. POWELL
Colin L. Powell                       Director                                          April 21, 1999


/S/ FRANKLIN D. RAINES
Franklin D. Raines                    Director                                          April 21, 1999


                                  EXHIBIT INDEX

Exhibit
No.                 Description

5.1 Opinion of Sheila A. Clark, Acting General Counsel to America Online, Inc., regarding the legality of securities being offered
23.1      Consent of Ernst & Young LLP
23.2 Consent of Sheila A. Clark, Acting General Counsel to America Online, Inc. (included in her opinion filed as Exhibit 5.1 hereto)
24.1      Powers of Attorney